UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            September 22, 2020

AMREP CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

620 West Germantown Pike, Suite 175 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.10 par value	AXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2020, Lomas Encantadas Development Company LLC (“LEDC”), a subsidiary of the Company, entered into a Development Loan Agreement with BOKF, NA dba Bank of Albuquerque (“BOKF”). The Development Loan Agreement is evidenced by a Non-Revolving Line of Credit Promissory Note and is secured by a Mortgage, Security Agreement and Financing Statement, between LEDC and BOKF with respect to certain planned residential lots within the Lomas Encantadas subdivision located in Rio Rancho, New Mexico. Pursuant to a Guaranty Agreement entered into by AMREP Southwest Inc. (“ASW”), a subsidiary of the Company, in favor of BOKF, ASW guaranteed LEDC’s obligations under each of the above agreements.

o	Initial Available Principal: Pursuant to the loan documentation, BOKF agrees to lend up to $2,400,000 to LEDC on a non-revolving line of credit basis to partially fund the development of certain planned residential lots within the Lomas Encantadas subdivision.

o	Repayments: LEDC is required to make periodic principal repayments of borrowed funds not previously repaid as follows: $1,144,000 on or before December 22, 2022, $572,000 on or before March 22, 2023, $572,000 on or before June 22, 2023 and $112,000 on or before September 22, 2023. The outstanding principal amount of the loan may be prepaid at any time without penalty.

o	Maturity Date: The loan is scheduled to mature in September 2023.

o	Interest Rate: Interest on the outstanding principal amount of the loan is payable monthly at the annual rate equal to the London Interbank Offered Rate for a thirty-day interest period plus a spread of 3.0%, adjusted monthly, subject to a minimum interest rate of 3.75%.

o	Lot Release Price: BOKF is required to release the lien of its mortgage on any lot upon LEDC making a principal payment of $44,000.

LEDC and ASW made certain representations and warranties in connection with this loan and are required to comply with various covenants, reporting requirements and other customary requirements for similar loans. The loan documentation contains customary events of default for similar financing transactions, including LEDC’s failure to make principal, interest or other payments when due; the failure of LEDC or ASW to observe or perform their respective covenants under the loan documentation; the representations and warranties of LEDC or ASW being false; the insolvency or bankruptcy of LEDC or ASW; and the failure of ASW to maintain a net worth of at least $32 million. Upon the occurrence and during the continuance of an event of default, BOKF may declare the outstanding principal amount and all other obligations under the loan immediately due and payable. LEDC incurred customary costs and expenses and paid certain fees to BOKF in connection with the loan.

The foregoing description of the loan documentation is a summary only and is qualified in all respects by the provisions of the loan documentation; copies of the Development Loan Agreement, Non-Revolving Line of Credit Promissory Note, Mortgage, Security Agreement and Financing Statement, Guaranty Agreement are attached hereto as Exhibits 10.1 through 10.4 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Development Loan Agreement, dated as of September 22, 2020, between BOKF, NA dba Bank of Albuquerque and Lomas Encantadas Development Company, LLC.
10.2	Non-Revolving Line of Credit Promissory Note, dated September 22, 2020, by Lomas Encantadas Development Company, LLC in favor of BOKF, NA dba Bank of Albuquerque.
10.3	Mortgage, Security Agreement and Financing Statement, dated as of September 22, 2020, between BOKF, NA dba Bank of Albuquerque and Lomas Encantadas Development Company, LLC.
10.4	Guaranty Agreement, dated as of September 22, 2020, made by AMREP Southwest Inc. for the benefit of BOKF, NA dba Bank of Albuquerque.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: September 23, 2020	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Development Loan Agreement, dated as of September 22, 2020, between BOKF, NA dba Bank of Albuquerque and Lomas Encantadas Development Company, LLC.
10.2	Non-Revolving Line of Credit Promissory Note, dated September 22, 2020, by Lomas Encantadas Development Company, LLC in favor of BOKF, NA dba Bank of Albuquerque.
10.3	Mortgage, Security Agreement and Financing Statement, dated as of September 22, 2020, between BOKF, NA dba Bank of Albuquerque and Lomas Encantadas Development Company, LLC.
10.4	Guaranty Agreement, dated as of September 22, 2020, made by AMREP Southwest Inc. for the benefit of BOKF, NA dba Bank of Albuquerque.